TRANSFER AGENCY AND SERVICE AGREEMENT FOR

JOHN HANCOCK FUNDS

     This Transfer Agency and Service Agreement is made as of the 1st day of June, 2007 by and between each investment company advised by John Hancock Advisers, Inc. and identified on Exhibit A attached hereto (individually the “Fund” and collectively the “Funds”), each a Massachusetts business trust having its principal office and place of business at 601 Congress Street, Boston, Massachusetts, 02210 and John Hancock Signature Services, Inc. (“JHSS”), a Delaware corporation having its principal office and place of business at 380 Stuart Street, Boston, Massachusetts, 02116 (“JHSS”).

WITNESSETH:

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

     WHEREAS, JHSS is registered with the Securities and Exchange Commission as a transfer agent under the Securities and Exchange Act of 1934, as amended; and

     WHEREAS, the Fund wishes to retain JHSS to serve as transfer agent, dividend disbursing agent, shareholder servicing agent and agent in connection with certain other activities to the Funds’ investment portfolio series listed on Exhibit A attached hereto and incorporated herein by reference, as such Exhibit A may be amended from time to time (each a “Portfolio”), and JHSS desires to accept such appointment and provide such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1        Definitions

1.01 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a)	“1934 Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

(b)	“1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

(c)	“Articles of Incorporation” shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

(d)	“Authorized Person” shall mean (i) any officer of the Fund; (ii) or any person, whether or not such person is an officer or employee of the Fund, duly authorized by an authorized officer of the Fund to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to JHSS Agent from time to time.

(e)	“Board Members” shall mean the Trustees of the governing body of the Fund.

(f)	“Board” shall mean the Board of Trustees of the Fund.

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(g)	“Class” shall mean a class of shares of the Fund or Portfolio.

(h)	“Commission” shall mean the Securities and Exchange Commission.

(i)	“Custodian” shall mean any custodian or subcustodian of securities and other property which the Fund or Portfolio may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

(j)	“Oral Instructions” shall mean oral instructions received by JHSS from an Authorized Person or from a person reasonably believed by JHSS to be an Authorized Person.

(k)	“Prospectus” shall mean the most recently dated Fund or Portfolio Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

(l)	“Shares” shall mean, collectively, such shares of capital stock or beneficial interest, as the case may be, or class thereof, of the Fund or Portfolio as may be issued from time to time.

(m)	“Shareholder” shall mean a holder of Shares of the Fund or Portfolio.

(n)	“Written Instructions” shall mean (i) written instructions signed by an Authorized Person and received by JHSS or (ii) trade instructions transmitted (and received by JHSS) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

Article 2 Terms of Appointment and Services

2.01 Appointment. Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints JHSS to act, and JHSS agrees to act, as transfer agent and dividend disbursing agent with respect to the authorized and issued Shares of the Fund subject to this Agreement and to provide to the Shareholders such services in connection therewith as may be set out in the prospectus of the Fund from time to time.

2.02 General Services. JHSS shall be responsible for administering and/or performing the customary services of a transfer agent and dividend disbursing agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Fund, as more fully described in Schedule 1 - Duties of JHSS attached hereto and made part hereof, and in accordance with the terms of the Prospectus and Statement of Additional Information of the Fund, applicable laws and the procedures established from time to time between the Fund and JHSS.

2.03 State Registration. The Fund shall (a) identify to JHSS in writing those transactions and assets to be treated as exempt from the blue sky reporting for each State and (b) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of JHSS for the Fund’s blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of these transactions to the Fund as provided above.

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2.04 As-of Transactions. An “as-of” transaction is defined as a transaction processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders. The effective date of such transactions will be a date prior to the processing date. The difference in the share price between the “as-of” trade date and the processing date could result in a gain or loss to the Share class of a Portfolio and may increase or dilute the assets of the affected Share class or any dividends paid by the Portfolio with respect to such Share class during the Accumulation Period (as defined below).

(a)	With respect to this Section 2.04:

(i) “Accumulation Period” shall mean a calendar year;

(ii) “Materiality” shall mean the point at which the net asset value of the Share class is impacted to the extent described in Section 2.04(a)(iii) below;

(iii) “As-of” impact will be considered material if the cumulative net effect is greater than or equal to $.005 per outstanding share over the Accumulation Period; and

(iv) Gains or losses that do not impact the net asset value (NAV) of the Share class (as described in Section 2.04(a)(iii)) of the Portfolio shall be deemed immaterial.

(b)	With respect to the treatment of financial gains and losses resulting from “as-of” transactions in each Share class of the Portfolios, JHSS shall utilize a system to identify and track, at the Share class level, both on a daily and cumulative basis, the impact of all “as-of” transactions processed.

This tracking will be reflected on the daily report prepared by JHSS. Daily and cumulative gain/loss balances will be reported “net” at the Share class level.

(c)	If upon any day during the Accumulation Period, the cumulative net effect of “as-of” transactions on the Fund is negative and is greater than or equal to $.005 per outstanding share, JHSS will (i) notify the Fund; and (ii) work closely with the Fund to identify and resolve the loss amount. In addition, the Fund will cause its fund accounting agent to book the appropriate payable/receivable entry in order to “keep the Share class whole”.

(d)	Upon confirmation of any such material cumulative loss within the relevant Accumulation Period, JHSS will reimburse the Fund in such amount as may be necessary to reduce the negative cumulative net effect to less than $.005 per outstanding share.

(e)	At the end of the Accumulation Period, any positive cumulative net effect upon a Fund of such transactions shall be deemed to be a credit to JHSS which shall first be applied to permit JHSS to recover any prior cash payments made by it to the Fund under Section 2.04(d) above during the Accumulation Period, in an amount equal to prior payments made by JHSS during such Accumulation Period, but not exceeding the sum of that Accumulation Period’s credit. Any portion of a credit to JHSS not so used by it by the end of an Accumulation Period will not be allowed to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a cash payment. The cumulative net effect upon the Share class of each Portfolio shall be reset to zero for the transactions of the first business day of the next Accumulation Period.

(f)	For Selling Firm or Broker errors, JHSS shall make a reasonable attempt to recover any negative net effect upon a Fund over $100 from the Selling firm or broker that caused the error. At the end of each month, the receivables collected under this program shall be sent to the Fund.

However, if a Selling Firm or Broker error had caused the cumulative negative net effect upon a

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Fund to exceed the threshold described in paragraph 2.04(c), prompting JHSS to make a payment to the Fund, the amount will be withheld from the collected amount by JHSS.

(g)	JHSS shall supply to the Fund from time to time, as mutually agreed upon, reports summarizing the as-of transactions identified pursuant to this Section 2.04, and the daily and cumulative net effects of such as-of transactions, and shall advise the Fund at the end of each month of the net cumulative effect at such time. JHSS shall promptly advise the Fund if at any time the cumulative net effect is greater than or equal to $.005 per outstanding share.

2.05 Anti-Money Laundering.

(a) Delegation. The Fund hereby delegates to JHSS responsibility for the implementation and operation of the following policies and procedures in connection with the John Hancock Funds, LLC (“JHF”) AML Program: (i) customer identification procedures (“CIP”) by October 1, 2003, including Office of Foreign Asset Control list screening procedures; (ii) monitoring accounts and identifying high risk accounts according to the current JHSS procedures; (iii) no cash policy; (iv) policies and procedures for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons; (v) detecting and reporting suspicious activity to the Fund’s designee (Manulife US Compliance); (vi) procedures for researching and responding to law enforcement requests to Financial Institutions under Section 314(a) of the USA PATRIOT Act; (vii) policies and procedures for reliance on third parties with whom JHSS contracts, and (viii) all related recordkeeping requirements. JHSS accepts such delegation and further agrees to cooperate with the Fund’s AML Compliance Officer in the performance of JHSS’s responsibilities under the JHF AML Program.

(b) The AML Program. JHSS hereby represents and warrants that JHSS has received a copy of the Fund’s current JHF AML Program and undertakes to perform all responsibilities imposed on JHSS as a service provider as determined therein. The Fund hereby agrees to provide to JHSS any amendment(s) to the JHF AML Program promptly after adoption of any such amendment(s) by the Fund.

(c) Consent to Examination. JHSS hereby consents to: (i) provide to federal examination authorities information and records relating to the JHF AML Program maintained by JHSS; and (ii) the inspection of the JHF AML Program by federal examination authorities or the Fund’s delegate.

(d) Anti-Money Laundering Program. JHSS hereby represents and warrants that it has implemented and enforces an Anti-Money Laundering Program that complies with laws, regulations and regulatory guidance applicable to the Funds and JHSS and includes, or will include, not later than the effective date(s) of such laws, regulations and regulatory guidance the following:

(i) CIP, separately, or in conjunction with JHF or Fund procedures, including Office of Foreign Asset Control list screening procedures;

(ii) due diligence policies for correspondent accounts for foreign financial institutions and for private banking accounts for non-U.S. persons;

(iii) reasonable internal procedures and controls to detect and report suspicious activities to the Fund’s designee (Manulife US Compliance);

(iv) procedures to monitor accounts and identify high-risk accounts;

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	(v)	procedures for researching and escalating responses to law enforcement requests to Financial Institutions under Section 314(a) of the USA PATRIOT Act;

	(vi)	a compliance officer or committee with responsibility for implementing the anti-money laundering employee training, including that: (1) new employees receive anti-money laundering training upon the commencement of their employment; and (2) existing employees receive anti- money laundering training at the time such employees assume duties that bring them into contact with possible money laundering activities; and

	(vii)	procedures to address all related recordkeeping requirements.

(e)	Delivery of Documents. JHSS agrees to furnish to the Fund and JHF the following documents:

	(i)	a copy of the JHSS AML Program as in effect on the date hereof, and any material amendment thereto, including the CIP, promptly after the adoption of any such amendment;

	(ii)	a copy of any deficiency letter sent by federal examination authorities concerning the

JHSS AML Program;

	(iii)	periodic reports concerning JHSS’s compliance with the JHSS AML Program and/or the

JHF AML Program at such times as may be reasonably requested by the Fund’s Board of Trustees or Anti-Money Laundering Compliance Officer; and

	(iv)	annual certification to the Funds and JHF that JHSS has implemented an anti-money laundering program, including the CIP, and will perform (or its agent will perform) the specified requirements of the anti-money laundering programs, including the CIP, of the Funds and JHF as specified in this Agreement.

2.06 Privacy.

(a)	JHSS will not disclose any customer information provided to it by or on behalf of Fund to any unaffiliated third party except to the extent reasonably necessary to satisfy the purpose for which the customer information was provided to JHSS, and provided that JHSS will impose on such third party the same confidentiality requirements that JHSS are required to abide by with respect to the customer information.

(b)	JHSS will not use customer information for any purpose other than the specific purpose for which it was provided to JHSS by or on behalf of Fund, and will make customer information available to its employees only as reasonably necessary to satisfy the purpose for which the customer information was provided.

(c)	JHSS will maintain reasonable security guidelines to ensure its ability to comply with the requirements set forth in this Section 2.06.

2.07 Cash Management Accounts. JHSS shall establish certain cash management accounts (“Service Accounts”) as necessary to provide services under this Agreement. JHSS may receive interest/investment earnings and/or balance credits (“Service Account Earnings”) earned with respect to the funds in such Service Accounts. Any such Services Account Earnings will be used by JHSS to offset (a) the banking service fees imposed by the cash management service provider; and (b) transfer agent fees and out-of-pocket expenses owed by the Fund.

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2.08 Additional Services. In addition to the transfer agent services provided by JHSS to the Fund hereunder, the Fund may request and JHSS may provide such other services as may be agreed to by the Fund and JHSS from time to time. Such services shall be as described on Schedule 1.1 attached hereto and made part hereof.

Article 3     Fees and Expenses.

3.01 For performance by JHSS of the transfer agent services pursuant to this Agreement, the Fund  agrees to pay JHSS the fees as set out in Exhibit B attached hereto and made part hereof.

3.02 For performance by JHSS of the additional services set forth on Schedule 1.1 pursuant to this Agreement, the Fund agrees to pay JHSS the fees as set out in Exhibit B.1 attached hereto and made part hereof.

3.03 In addition to the fee paid under Section 3.01 above, the Fund agrees to reimburse JHSS for out-of-pocket expenses and/or advances incurred by JHSS for the items set out in Exhibit C attached hereto and made part hereof. In addition, any other expenses incurred by JHSS at the request or with the consent of the Fund, will be reimbursed by the Fund.

3.04 The Fund agrees to pay all fees and reimbursable expenses promptly following the mailing of the respective billing notice.

3.05. Such fees and out-of-pocket expenses and advances reference in this Article 3 may be changed from time to time subject to mutual written agreement between the Fund and JHSS.

Article 4     Representations and Warranties of JHSS.

JHSS represents and warrants to the Fund that:

4.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation under the Laws of The Commonwealth of Massachusetts.

4.02 It has corporate power and authority to enter into and perform its obligations under this Agreement.

4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

4.05 It is a transfer agent fully registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act, and such registration will remain in effect for the duration of this Agreement; and

4.06 It shall adopt and maintain such policies, procedures and controls reasonably designed to ensure that the performance of its obligations as set forth in this Agreement is in compliance with all applicable rules and regulations, including, but not limited to those rules and regulations applicable to transfer agents performing such services as described in this Agreement.

Article 5 Representations and Warranties of the Fund

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The Fund represents and warrants to JHSS that:

5.01 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

5.02	It has the power and authority to enter into and perform this Agreement.

5.03	All proceedings required by the Fund’s Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.04	It is an open-end investment company registered under the 40 Act.

5.05	A registration statement under the Securities Act of 1933, as amended, with respect to the shares of the Fund subject to this Agreement has become effective, and appropriate state securities law filings have been made and will continue to be made.

Article 6

Indemnification

6.01 JHSS shall not be responsible for, and the Fund shall indemnify and hold JHSS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

(a)	All actions of JHSS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misfeasance.

(b)	The Fund’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund’s bad faith, gross negligence or willful misfeasance or which arise out of the reckless disregard of any representation or warranty of the Fund hereunder.

(c)	The reliance on or use by JHSS or its agents or subcontractors of information, records and documents which (i) are received by JHSS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

(d)	The reliance on, or the carrying out by JHSS or its agents or subcontractors of, any instructions or requests of the Fund.

(e)	The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that Fund Shares be registered in that state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of Shares in that state.

(f)	It is understood and agreed that the assets of the Fund may be used to satisfy the indemnity under this Article 6 only to the extent that the loss, damage, cost, charge, counsel fee, payment, expense and liability arises out of or is attributable to services hereunder with respect to the Shares of such Fund.

6.02 JHSS shall indemnify and hold harmless the Fund from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributed to any action or failure or omission to act by JHSS as a result of JHSS’s lack of good faith, negligence or willful misfeasance.

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6.03 At any time JHSS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by JHSS under this Agreement, and JHSS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. JHSS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided JHSS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. JHSS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officer of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

6.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

6.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

6.06 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

Article 7	Covenants of the Fund and JHSS
7.01	The Fund shall promptly furnish to JHSS the following:
(a)	A certified copy of the resolution(s) of the Trustees of the Trust or the Directors of the
Corporation authorizing the appointment of JHSS and the execution and delivery of this
Agreement.
(b)	A copy of the Fund’s Declaration of Trust or Articles of Incorporation and By-Laws and all
amendments thereto.

7.02   JHSS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of share certificates and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates and devices. In addition to the foregoing and notwithstanding Section 6.04 to the contrary, JHSS shall establish and maintain business continuity and resumption plans and arrangements designed to minimize any disruption to the services performed by JHSS hereunder which shall at a minimum include the ability to provide services from a back-up facility at a remote location and shall upon request provide a copy of such plans to the Fund.

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7.03 Subject to the following sentence, JHSS shall create and maintain in complete and accurate form all books and records required of it pursuant to its duties hereunder in accordance with all applicable laws, rules and regulations, including but not limited to records required by the 1934 Act and 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules and regulations of the SEC thereunder, JHSS agrees that all such records prepared or maintained by JHSS relating to the services to be performed by JHSS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Act and rules, and will be surrendered to the Fund promptly on and in accordance with the Fund’s request.

7.04 JHSS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person without the consent of the other party to this Agreement, except as may be required by law.

7.05 JHSS agrees that, from time to time or at any time requested by the Fund, JHSS will make reports to the Fund, as requested, of JHSS’s performance of the foregoing services.

7.06 JHSS will cooperate generally with the Fund to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including registration statements on Form N-1A, semi-annual reports on Form N-CSR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state “blue sky” authorities and with United States and foreign agencies responsible for tax matters, and other reports and filings of like nature.

7.07 In case of any requests or demands for the inspection of the Shareholder records of the Fund, JHSS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. JHSS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 8 No Partnership or Joint Venture

8.01 The Fund and JHSS are not currently partners of or joint venturers with each other and nothing in this Agreement shall be construed so as to make them partners or joint venturers or impose any liability as such on them.

Article 9	Termination of Agreement
9.01	This Agreement may be terminated by either party upon one hundred twenty (120) days’ written notice to the other penalty.

9.02 Should the Fund exercise its right to terminate (a) JHSS will deliver to the successor transfer agent all relevant books, records, correspondence and other Fund records or data in the possession of JHSS and cooperate with the Fund and any successor transfer agent or agents with respect to the transition of services from JHSS to the successor transfer agent; (b) all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund; and (c) JHSS reserves the right to charge for any other reasonable expenses associated with such termination (including any expenses, fees and/or penalties associated with JHSS’s termination of a subcontract previously entered into pursuant to the authority granted under this Agreement, which subcontract would be terminated due to termination of the Agreement by the Fund; provided, however, that any such expenses, fees and/or penalties arising from such termination by JHSS of the subcontract were commercially reasonable).

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Article 10 Assignment and Sub-Contracting

10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligationshereunder may be assigned by either party without the written consent of the other party.

10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

10.03 Sub-Contracting. JHSS may subcontract for the performance hereof, provided, however, that (a) upon engagement of any such subcontractor, and at least annually thereafter, JHSS discloses to the Board the financial terms of such subcontract and a summary of the services provided to the Fund pursuant to such subcontract, and (b) JHSS shall be as fully responsible to the Fund for any acts or omissions of any such subcontractor as JHSS is for its own acts and omissions.

Article 11 Amendment

11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust or Directors of the Corporation, as the case may be.

Article 12 Massachusetts Law to Apply

12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the internal substantive laws of The Commonwealth of Massachusetts.

Article 13 Merger of Agreement

13.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 14 Limitation on Liability

14.01 If the Fund is a Massachusetts business trust, JHSS expressly acknowledges the provision in the Fund’s Declaration of Trust limiting the personal liability of the trustees and shareholders of the Fund; and JHSS agrees that it shall have recourse only to the assets of the Fund for the payment of claims or obligations as between JHSS and the Fund arising out of this Agreement, and JHSS shall not seek satisfaction of any such claim or obligation from the trustees or shareholders of the Fund. In any case, each Fund, and each series or portfolio of each Fund, shall be liable only for its own obligations to JHSS under this Agreement and shall not be jointly or severally liable for the obligations of any other Fund, series or portfolio hereunder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

On Behalf of each Fund and Portfolio Listed on Exhibit A)

By: /s/Keith Hartstein Keith Hartstein President and CEO

JOHN HANCOCK SIGNATURE SERVICES, INC.

By: /s/John Hatch John Hatch President and CEO

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SCHEDULE 1 DUTIES OF JHSS

In addition to the services set forth in the Agreement, JHSS shall, in accordance with the procedures that may be established from time to time between JHSS and the Fund, perform the following services:

1. Shareholder Accounts. In connection with the establishment of Shareholder accounts, JHSS shall:

(a)	Receive new account applications and review such applications to ensure completeness of information and establish and maintain proper Shareholder registrations accordingly.

(b)	To the extent incomplete or incorrect information is provided on such new account applications attempt to contact and/or correspond with the new Shareholder in an effort to complete or correct such information.

(c)	Maintain those records required by applicable laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by JHSS hereunder with respect to Shareholder accounts or by transfer agents generally, including records of the accounts for each Shareholder showing the following information:

	(i)	Name, address and United States Taxpayer Identification or Social Security number;

	(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

	(iii)	Historical information regarding the account of each Shareholder, including dividends and distributions paid, their character (e.g., ordinary income, net capital gain, exempt-interest, foreign tax-credit and dividends received deduction eligible) for federal income tax purposes and the date and price for all transactions on a Shareholder’s account;

	(iv)	Any stop or restraining order placed against a Shareholder’s account;

	(v)	Any correspondence relating to the current maintenance of a Shareholder’s account;

	(vi)	Information with respect to withholdings; and

	(vii)	Any information required in order for JHSS to perform any calculations contemplated or required by this Agreement.

(d)	Investigate all inquiries from Shareholders relating to Shareholder accounts and respond to communications from Shareholders and others relating to JHSS’s duties hereunder and such other correspondence as may from time to time be mutually agreed upon between JHSS and a Fund.

2. Purchase Orders. In connection with the purchase order for Shares JHSS shall:

(a)	Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the Fund’s Custodian;

(b)	Maintain and process letters of accumulation and automatic investment plans;

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(c)	Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(d)	In the event that any check or other order for the payment of money is returned unpaid for any reason, JHSS will: (i) give prompt notice of such return to the Fund; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as JHSS may from time to time deem appropriate.

(e)	JHSS shall not be required to accept purchase orders or to issue any Shares of the Fund when JHSS has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund have been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of JHSS or its agent to rely on such Written Instructions or official notice.

3. Redemptions and Exchanges. JHSS shall process all requests to redeem and/or exchange Shares of the Fund in accordance with the transfer or redemption procedures set forth the Fund’s Prospectus and as follows:

(a)	JHSS shall receive for review and acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefore to the Custodian;

(b)	Process automatic redemptions from accounts for Shareholders that participate in a systematic withdrawal plans;

(c)	Process redemptions of Shares from accounts with checkwriting redemption privileges in accordance with agreed-upon procedures;

(d)	At the appropriate time as and when JHSS receives monies paid to it by the Custodian with respect to any redemption, JHSS shall pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(e)	JHSS shall process exchanges of Shares by Shareholders upon receipt of appropriate instructions;

(f)	JHSS will redeem or exchange Shares upon receipt of proper Shareholder instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as JHSS or its agent reasonably may deem necessary.

(g)	JHSS reserves the right to refuse to exchange or redeem Shares until it is satisfied that the instructions for such request are valid and genuine. JHSS also reserves the right to refuse to exchange or redeem Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which JHSS or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

(h)	When Shares are redeemed, JHSS shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be redeemed. Such redeemed shares shall be reflected on appropriate accounts maintained by JHSS or its agent reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

TA Agr – JH Funds 2007 (Final) – Sch 1

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4. Share Certificates. In connection with any certificates issued with respect to Shares of the Fund JHSS shall:

(a)	Issue replacement Shares, in uncertificated form, in lieu of certificates which have been lost, stolen or destroyed, upon receipt by JHSS of properly executed affidavits and lost certificate bonds, in form satisfactory to JHSS, with the Fund and JHSS as obligees under the bond.

(b)	Maintain a record of each certificate issued, the number of Shares represented thereby and the holder of record.

(c)	Report any certificates missing, lost, stolen, counterfeit or recovered to the Security Information Center as required by Rule 17f-1 of the 34 Act.

5. Communications to Shareholders.

(a)	JHSS will deliver to Shareholders of the Fund, as disclosed on JHSS’s books and records for the Fund:

	(i)	Reports to Shareholders (including annual and semi-annual reports) as directed by the Fund;

	(ii)	Confirmations of purchases and sales of Fund shares as required, including providing duplicate confirmations to broker-dealers of their clients’ activity, whether executed through the broker-dealer or directly with JHSS;

	(iii)	Monthly or quarterly statements;

	(iv)	Dividend and distribution notices;

	(v)	Tax forms and notices (including substitute forms), accompanying information containing the information required by Section 7 below and applicable IRS regulations;

	(vi)	New account information;

	(vii)	Coordinate annual mailings of prospectuses and statements of additional information as directed by the Fund;

	(viii)	Shareholder/information letters;

	(ix)	Retirement and IRA information (including tax information); and

	(x)	such other mailings and communications as the Fund requests.

(b)	Call Center. JHSS shall maintain and operate a call center staffed with properly trained customer liaison representatives and provide toll-free telephone lines for direct Shareholder use.

(c)	Voice Response Unit. JHSS shall operate and maintain a touch-tone based interactive voice response application allowing Shareholders to perform such tasks and functions as may be made available by JHSS and approved by the Fund.

TA Agr – JH Funds 2007 (Final) – Sch 1

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(d)	Internet Access. JHSS shall operate and maintain appropriate links to the world wide web to enable Shareholders to perform such tasks and functions as may be made available by JHSS and approved by the Fund.

6. Dividends. In connection with dividend or other distributions declared by the Fund:

(a)	Upon the declaration of each dividend and each capital gains or other distribution the Fund shall provide notice to JHSS setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to Shareholders of record as of that date, the total amount payable to JHSS on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

(b)	On or before the payment date specified in the notice referenced in Section 6(a) above, the Fund will cause the Custodian to provide JHSS with sufficient funds to make payment to the Shareholders of record as of such payment date and JHSS will prepare and transmit payments to Shareholders with respect to the dividend or distribution or process the reinvestment of such distributions into Shareholder accounts at the net asset value per share for the Fund next computed after the payment in accordance with the Fund’s then-current prospectus).

7. Taxes on Distributions. The payment or reinvestment of distributions and payments or redemption proceeds, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable state or federal tax law or other applicable laws, rules or regulations. JHSS shall provide to each Shareholder and the IRS and other appropriate taxing authorities such tax forms, or permissible substitute forms, and other information relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation within the time required thereby. JHSS shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions above a stipulated amount paid by the Fund to its Shareholders as required by tax or other law, rule or regulation. In connection with the foregoing, JHSS shall:

(a)	Prepare and mail required calendar and taxable year-end tax and statement information to Shareholder accounts disclosed on its books and records; and

(b)	Perform withholding and remit to the IRS taxes for U.S. resident and non-resident aliens, where applicable.

8. Lost Shareholders. JHSS shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Lost Shareholder Rules), including, but not limited to those set forth below. JHSS may, in its sole discretion, use the services of a third party to perform some or all of such services.

(a)	Documentation of electronic search policies and procedures;

(b)	Execution of required searches;

(c)	Creation and mailing of confirmation letters;

(d)	Taking receipt of returned verification forms;

(e)	Providing confirmed address corrections in batch via electronic media;

TA Agr – JH Funds 2007 (Final) – Sch 1

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(f)	Tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

(g)	Preparation and submission of data required under the Lost Shareholder Rules.

9. Escheatment. JHSS shall prepare and submit appropriate reports with each state in connection with the escheatment of shares and uncashed distribution checks and escheat such Shares and funds to each state based on each states respective unclaimed/abandoned property rules and provide to each Fund escheatment reports as reasonably requested by a Fund with respect to the status of the Fund’s accounts and outstanding checks.

10. Commissions, 12b-1 and Other Payments. In connection with commissions, 12b-1 and other payments and in accordance with the procedures established between JHSS and JHF, JHSS shall:

(a)	Calculate and process payments to financial intermediaries, including brokers, and financial intermediaries;

(b)	Develop, monitor and maintain, in consultation with the Fund, all systems necessary to implement and operate distribution systems, including Class B conversion feature or similar conversion feature for other Classes, as described in the registration statement and related documents of the Fund, as they may be amended from time to time;

(c)	Calculate contingent deferred sales charge amounts and redemption fees upon redemption of Fund shares and deduct such amounts from redemption proceeds;

(d)	Calculate front-end sales load amounts at time of purchase of shares;

(e)	Determine dates of Class B or similar conversion and effect the same;

11. Retirement Plans. In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRAs and ROTH individual retirement accounts (“IRA Plans”), 403(b) Plans and money purchase and profit sharing plans (collectively, the “Retirement Plans”) within the meaning of Section 408 of the Internal Revenue Code of 1986, as amended (the “Code”) sponsored by a Fund for which contributions of the Fund’s shareholders (the “Participants”) are invested solely in Shares of the Fund, JHSS shall provide the following administrative services:

(a)	Establish a record of types and reasons for distributions (i.e., attainment of eligible withdrawal age, disability, death, return of excess contributions, etc.);

(b)	Record method of distribution requested and/or made;

(c)	Receive and process designation of beneficiary forms requests;

(d)	Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

(e)	Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable; and

TA Agr – JH Funds 2007 (Final) – Sch 1

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(f)	Perform applicable state and federal withholding and send Participants/Beneficiaries applicable TEFRA notices regarding required federal tax withholding.

12. Recording Issuance of Shares.

(a)	JHSS shall record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) of the rules and regulations of the Securities Exchange Act of 1934 a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. JHSS shall also provide the Fund, on a regular basis, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of these Shares or to take cognizance of any laws relating to the issue or sale of these Shares, which functions shall be the sole responsibility of the Fund.

(b)	In calculating the number of Shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase payments owed, JHSS shall use the net asset value per share (as described in the Fund’s then-current prospectus) computed by it or such other person as may be designated by the Fund’s Board. All issuances, redemptions or repurchases of the Funds’ shares shall be effected at the net asset values per share next computed after receipt of the orders in good order and such orders shall become irrevocable as of the time such values are next computed.

13. Proxies. JHSS shall, at the direction of the Fund, provide to the Fund’s proxy services vendor such Shareholder information and reports as requested to assist such vendor with its provision of proxy services to the Fund.

14. In addition to and not in lieu of the services set forth in the above, JHSS shall:

(a)	Provide appropriate daily Blue Sky Reports to the Fund, or its designee to enable the Fund, or such designee to monitor the total number of the Fund’s Shares sold in each State;

(b)	Require proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of Shareholder accounts, transfers and redemptions and other Shareholder account transactions, all in conformance with JHSS’s present procedures with such changes or deviations therefrom as may be from time to time required or approved by a Fund, or the Fund’s counsel or JHSS’s counsel and the rejection of orders or instructions not in good order in accordance with the applicable Fund prospectus;

(c)	Maintain a current, duplicate set of a Fund’s essential records at a secure separate location in a form available and usable forthwith in the event of any breakdown or disaster disruption of JHSS’s main operation;

(d)	Provide periodic Shareholder lists, outstanding Share and Class calculations and related statistics to the Fund as requested;

(e)	Perform other participating broker-dealer or Shareholder services as may be agreed upon from time to time; and

(f)	Perform all of the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by

TA Agr – JH Funds 2007 (Final) – Sch 1

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federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

TA Agr – JH Funds 2007 (Final) – Sch 1

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SCHEDULE 1.1

ADDITIONAL SERVICES

1. Rule 22c-2 Services. In connection with its obligation set forth in Rule 22c-2 of the 40 Act and in accordance with the procedures established from time to time between the Fund and JHSS, the Fund hereby engages JHSS to provide the following services (the “Rule 22c-2 Services”) and JHSS agrees to provide such services:

(a)	establish procedures and/or functionality necessary to request and obtain from Financial Intermediaries (as defined by Rule 22c-2) the following information (“Client-shareholder Information”) regarding Shares held by customers of such Financial Intermediaries (“Client- shareholders”) on the books and records of the Fund in nominee name:

(i) taxpayer identification number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier for each Client-shareholder, if known;

(ii) amount, date, name or other identifier of any investment professional(s) associated with the Client-shareholder(s) or account, if known; and

(iii) transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares by such Client-shareholders.

(b)	at such frequency as determined by JHSS and the Fund (which frequency may be different for each Fund), request Client-shareholder Information from Financial Intermediaries;

(c)	review such Client-shareholder Information to ensure compliance with the Funds’ policies relating to excessive trading;

(d)	upon identification of a Client-shareholder as having engaged in transactions of Shares (directly or indirectly through the Financial Intermediary account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares, JHSS shall (i) provide written instruction to the applicable Financial Intermediary instructing the Financial Intermediary to restrict or prohibit further purchases or exchanges of Shares by the Client-shareholder; (ii) obtain written confirmation from the Financial Intermediary of the Financial Intermediary’s compliance with such instructions; and (iii) provide periodic reporting to the Fund with respect to any restrictions or prohibitions placed on Financial Intermediary or Client-shareholder;

(e)	engage the services of such third parties as may be reasonably necessary to facilitate the provision of Rule 22c-2 Services by JHSS; and

(f)	facilitate the payment of such fees and charges imposed by Financial Intermediaries pursuant to shareholder information agreements between such Financial Intermediaries and either (i) JHSS; or (ii) the Funds’ distributor, John Hancock Funds, LLC related to JHSS’s request for Client- shareholder Information and the transmission of such Client-shareholder Information by the Financial Intermediary to JHSS pursuant to such agreements.

(g)	Excessive Trading. In accordance with the procedures established from time to time between the Fund and JHSS, JHSS shall:

(i) monitor activity in shareholder accounts to ensure compliance with the Funds’ policies relating to excessive trading; and

TA Agr – JH Funds 2007 (Final) – Sch 1.1

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(ii) take such action as required by such procedures with respect to any shareholder deemed to be in violation of such policies prohibiting excessive trading.

TA Agr – JH Funds 2007 (Final) – Sch 1.1

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EXHIBIT A

LIST OF FUNDS and PORTFOLIOS

A. Retail Funds:

Equity Funds
Balanced Fund
Classic Value Fund
Classic Value Fund II
Core Equity Fund
Financial Industries Fund
Focused Equity Fund
Greater China Opportunities Fund
Growth Trends Fund
Health Sciences Fund
International Fund
International Classic Value Fund
Large Cap Equity Fund
Large Cap Select Fund
Mid Cap Equity Fund
Multi Cap Growth Fund
Real Estate Fund
Regional Bank Fund
Small Cap Fund
Sovereign Investors Fund
Technology Fund
Technology Leaders Fund
US Global Leaders Growth Fund

Income Funds
Bond Fund
Government Income Fund
High Income Fund
High Yield Fund
Investment Grade Bond Fund
Strategic Income Fund

Tax-Free Income Funds
California Tax-Free Income Fund
High Yield Municipal Bond Fund
Massachusetts Tax-Free Income Fund
Tax-Free Bond Fund

Money Market Funds
Money Market Fund
U.S. Government Cash Reserve Fund

TA Agr – JH Funds 2007 – Exh A

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B. Institutional Funds:

Equity Funds
Balanced Fund
Classic Value Fund
Core Equity Fund
Diversified Core Equity Fund II
Greater China Opportunities Fund
International Fund
Large Cap Select Fund
Mid Cap Equity Fund
Small Cap Equity Fund
Small Cap Growth Fund
Small Cap Fund
Sovereign Investors Fund
US Global Leaders Growth Fund

Income Funds Bond Fund High Income Fund Investment Grade Bond Fund Strategic Income Fund

TA Agr – JH Funds 2007 – Exh A

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EXHIBIT B

TRANSFER AGENT FEE SCHEDULE

The transfer agent fees payable monthly under the Transfer Agency and Services Agreement between each Fund and JHSS shall be the following rates plus certain out-of-pocket expenses set forth in Exhibit C as described to the Board.

JOHN HANCOCK EQUITY FUNDS:

Class	Annual Per Account Fee	Asset Based Fee
		(% of daily net assets)

Class A Shares	$15.00	0.05%

Class B Shares	$17.50	0.05%

Class C Shares	$16.50	0.05%

Class R Shares	$15.00	0.05%

Class I Shares	$15.00	0.04%

JOHN HANCOCK INCOME FUNDS:

Class	Annual Per Account Fee	Asset Based Fee
		(% of daily net assets)

Class A Shares	$16.00	0.015%

Class B Shares	$18.50	0.015%

Class C Shares	$17.50	0.015%

Class R Shares	$16.00	0.05%

Class I Shares	$15.00	0.04%

JOHN HANOCK TAX-FREE INCOME FUNDS:

Class	Annual Per Account Fee	Asset Based Fee
		(% of daily net assets)

Class A Shares	$16.00	0.010%

Class B Shares	$18.50	0.010%

Class C Shares	$17.50	0.010%

Class R Shares	$16.00	0.010%

Class I Shares	$15.00	0.04%

JOHN HANCOCK MONEY MARKET FUNDS:

Class	Annual Per Account Fee	Asset Based Fee
		(% of daily net assets)

Class A Shares	$15.00	0.010%

Class B Shares	$18.50	0.010%

Class C Shares	$17.50	0.010%

Class R Shares	N/A	N/A

Class I Shares	$15.00	0.04%

TA Agr – JH Funds 2007 – Exh B

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EXHIBIT B.1

ADDITIONAL SERVICE FEES

A. Rule 22c-2 Service Fees:

In consideration of the Rule 22c-2 Services provided by JHSS, the Funds shall pay the following fees and charges which shall be billed by JHSS to the Fund monthly in arrears until such time as the Fund and JHSS agree in writing to modify the frequency of such billing:

1.	FTE Expense. $120,000 per annum (2 FTE @ $45,000 x 1.33 each).

2.	Reimbursement of fees and charges imposed by such third party service providers required to be used by JHSS in order to provide the Rule 22c-2 Services.

3.	Reimbursement for fees and charges imposed by Financial Intermediaries pursuant to shareholder information agreements between such Financial Intermediaries and either (a) JHSS; or (b) the Funds’ distributor, John Hancock Funds, LLC related to JHSS’s request for Client-shareholder Information and the transmission of such Client-shareholder Information by the Financial Intermediary to JHSS pursuant to such agreements.

4.	The parties acknowledge and agree that the fees set forth above are in the aggregate with respect to all John Hancock Funds for which JHSS provides the Rule 22c-2 Services under this Agreement as well as the Transfer Agency and Service Agreements in effect between (a) JHSS and John Hancock Funds II; and (b) JHSS and John Hancock Funds III.

5.	In as much as the fees set forth in this Appendix A.1 are related to non-transfer agent services, the parties acknowledge and agree (a) JHSS shall invoice the Fund separately for the Rule 22c-2 Services; and (b) the fees for such services shall not apply with respect to any cap on transfer agent fees or out-of-pocket expenses otherwise agreed to by JHSS and the Fund.

TA Agr – JH Funds 2007 – Exh B.1

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EXHIBIT C

Out-of-Pocket Fees (OOP)

A. DST Base Fees

Acct. Title	General Description	Funds		Allocation Methodology

DST Base	DST complex base charge for utilization of TA2000 system			Allocated by fund by number of open billable accounts.
Fee		Retail,
		Retirement &		Annual Charge of $378,000.00.
		Institutional		Effective 6/1/05: Annual Charge of $500,000.00.

(Do not bill to Stable Value Trust Fund)

DST Closed	Represents DST expense associated with maintaining	Retail,		Allocated by fund by number of closed accounts.
Accounts	closed accounts on recordkeeping system.	Retirement &
		Institutional		Annual Charge of $1.58 per account.
Effective 6/1/05: Annual Charge of $1.45 per account.
Effective 9/1/05: Annual Charge of $1.00 per account.

Fund 301(CIT) – DST Closed account fee is allocated
to 5327-4805000. Glemis entry: Debit 5327-4805,
Credit 0990-4702.

(Bill to Stable Value Trust Fund)

DST CDSC	Represents DST expense, in addition to open account fee,	Retail, Class		Allocated by fund by number of open billable Class B and
Charges	for tracking and reporting associated with Class B and C	B & C Only		C accounts.
accounts (i.e. Sharelot facility).
Annual Charge of $1.89 per account.
Effective 6/1/05: Annual Charge of $1.75 per account.
Effective 9/1/05: Annual Charge of $1.20 per account.

(Bill to Stable Value Trust Fund)

B. Out-of-Pocket Expenses (OOP)

Acct. Title	General Description	Funds		Allocation Methodology

Confirms and	Ø Category represents the production and mailing of	Retail &	Ø	In general, customer output expenses are allocated
Statements	JHF customer output including base stock, postage,	Institutional		by fund by number of open billable accounts (Retail
	printing and mailing of confirms, statements including			and Institutional Only). If fund specific, the total
	daily redemption and replacement checks.			expense will be allocated to the applicable fund(s)
only. Majority of expenses, checks, confirms,
postage should be allocated to retail funds only. All
TRAC expenses should be allocated to retail funds
only. Allocate only JHF applications/jobs to
Institutional Funds.

			Ø	DST Output Informa is allocated by fund by number
of open billable accounts (Retail only).

DST Output and PFPC Invoices Only:
Effective 2005 – use DST open billable Matrix Level 0
(zero) and 4 report to allocate expenses.

(Do not bill to Stable Value Trust Fund)

Tax Forms	Category represents the production and mailing of original	Retail &		Moore Wallace invoices (monthly) – allocated by fund by
	(Moore/OT) and duplicate (OT) tax forms including base	Institutional		number of open billable accounts (Retail Only).
stock, print costs and postage.
Moore Wallace invoices – allocated to the applicable
funds generated by the tax form jobs, fund specific.

Moore Wallace advanced postage invoices – allocated by
fund by number of open billable accounts in Matrix Level
0 and 4 (Retail Only).

TA Agr – JH Funds 2007 (Final) – Exh C

Convey invoice (tax software) – allocated by fund by
number of open billable accounts (Retail Only).

DST Output – Infodisc (yearend) CD line and duplicate
disc. Allocated by fund by number of open billable
accounts (Retail and Institutional Only).

(Do not bill to Stable Value Trust Fund)

DST/PFPC	Represents the DST charge to transmit data to PFPC.			Retail		Allocated by fund by number of open billable accounts
Trans-						(Retail Only).
mission
Costs						(Do not bill to Stable Value Trust Fund)

Compliance	Represents fees associated with the following products:			Retail,		Lost Shareholder Search/Tracking: Allocated by fund by
Products	Ø	DST Lost Shareholder Search – A Doherty		Retirement &		number of open billable accounts.
	Ø	DST Lost Shareholder Tracking – A Doherty		Institutional
	Ø	DST Identity Check (11/24/03 Formerly - Early				Identity Check: Allocated by fund by number of open
		Warning New Account) – K Coveney				billable accounts.
Effective 7/1/05: Identity Check rates are $.16 per
	record					Short Term Trader: Allocated to all retail funds except
	Ø	DST Short Term Trader – M Heffernan				funds 43, 44, 144, 544, 62, 162, 562 and any
		Effective 6/1/05: Annual Charge of $.06 per account.				development funds
	Ø	Trans Union – D Clark
Trans Union: Allocated by fund by number of open
billable accounts.

(Do not bill to Stable Value Trust Fund)

DST Internet	Category represents all DST Internet Products including:			Retail &	Ø	FAN is allocated by fund by number of open billable
	Ø	FAN: Shareholder access to DST via Internet for		Institutional		accounts (Retail & Institutional Only)
account history, portfolio value and transaction
		processing.(DST) – M. Riley			Ø	Vision is allocated by fund by number of open
	Ø	Vision: Broker/Representative access to DST via				billable accounts (Retail & Institutional Only)
Internet for account history, portfolio value and
		transaction processing – L. Cook			Ø	TRAC Internet is allocated by fund by number of
open billable PPA (participant) accounts (Retail
		Vision Pricing Model				Only) – Product shut off 1/1/2005

		New Dial-Up & Dedicated Circuit IDs			Ø	E-delivery is allocated by number of open accounts

	From: 1	To: 500	$5.00/mo			(Retail Only)

	From: 501	To: 1,000	$4.00/mo

	From: 1,001	To: 2,000	$3.00/mo			(Do not bill to Stable Value Trust Fund)

	From: 2,001	To: 3,000	$2.00/mo

	From: 3,001	To:	$0.00/mo***

***JH exceeds the 3,001 ID threshold. Therefore, we are
not billed for IDs each month.

	Per View Fee		$0.05

	Per Transaction Fee		$0.25

	Per NASU Fee		$3.00 (JH does not offer
NASUs via VISION)

	Monthly Minimum Charge		$500.00

DST charges JH a flat rate of $9,500.00 each month for
using VISION.
	Ø	TRAC Internet: Participant access to DST via Internet
for account history, portfolio value and transaction
processing. (DST) – N/A
	Ø	E-delivery: Delivery of quarterly statements
electronically. (Informa) – Heffernan

Bank				Retail &
Processing	Fees assessed by banks for processing and reconciliation			Institutional		Effective 6/1/2004, Bank of New York will provide NSCC
	of transfer agent DDA’s.					Same Day Fund Settlement service for JHF (JH Open
Ended Mutual Funds will be effected). This service will
be billed monthly by BONY (annualized cost $12,110).
Any interest/investment earnings and/or balance credits
	(“Service Account Earnings”) earned by JHSS with respect					Allocated by open billable accounts that are NSCC
	to the funds in such Service Accounts will be used to offset					eligible, EXCEPT Class R.
(a) the banking service fees; and (b) transfer agent fees
	and out-of-pocket expenses owed by the Fund.					Effective 10/1/2005, allocated by open billable accounts
that are NSCC eligible, EXCEPT Class R, R3, R4 and
R5.

TA Agr – JH Funds 2007 (Final) – Exh C

(Bill to Stable Value Trust Fund)

Check-	Represents expenses associated with the productions and	Retail, Class	Allocated by fund (only funds that offer checkwriting
writing	mailing, including base stock and postage, of checkwriting	A Only	privilege) by # of open billable accounts coded for
	checkbooks by John Harland		checkwriting. As of 2/1/2006, the following funds offer
checkwriting:

			Fund #	Fund Name

			43	US Government Cash Reserve

			44	Money Market

(Do not bill to Stable Value Trust Fund)

Non-DST	Represents Fund/SERV and networking fees charged by	Retail,	Allocated by fund by number of open billable accounts
National	National Securities Clearing Corporation (NSCC).	Retirement &	that are NSCC eligible (excludes institutional funds that
Securities		Institutional	are not NSCC eligible).
Clearing
Corporation			(Bill to Stable Value Trust Fund)
(NSCC)

Misc.	Includes one time fees/credits which are not applicable to	Retail,	Allocated as expense dictates
	an existing OOP category. If the fee is recurring, a	Retirement &
	separate category may be established.	Institutional	(Do not bill to Stable Value Trust Fund)

800 Line	Represents telephone usage and related expenses	Retail &	Allocated by 800 # by fund number of open billable
Charges	assessed by AT&T and DST including automated voice	Institutional	accounts (Retail and Institutional Only):
response.
Retail:

800-221-4051 800-225-5291 800-231-0376 X911

800-257-3336 800-338-4265 800-343-5654

800-401-5737 800-431-4444 800-432-1969

800-472-3863 800-480-3863 800-554-6713

800-622-0284 800-635-5477 800-695-7389

800-732-1711 800-777-4006 800-805-2622

800-818-5908 800-818-9952 800-824-0336

800-892-9952 800-993-8637

Institutional:

800-755-4371 888-972-8696

(Do not bill to Stable Value Trust Fund)

TRAC 2000	Represents programming expenses associated with DST	Retail &	Allocated by fund by number of open billable PPA
Dedicated	TRAC development initiatives.	Institutional	(participant) accounts
Programmer
	· Dedicated Programmer		(Do not bill to Stable Value Trust Fund)
· Programming - Internet (new item - effective
date 12/15/03)
· Programmer – Internet

DST Remote	Represents the fee assessed by DST for maintaining Asset	Retail	Allocated by fund by number of open billable accounts
Asset	Allocation groups on TA2000.		(Retail Only).
Allocation
Effective 6/1/05: Annual Charge of $1.80 per account.

Primary contact: Cheryl Sobolewski.

(Do not bill to Stable Value Trust Fund)

Program-	Represents programming expenses assessed by non-DST	Retail,	Allocated by fund by number of open billable accounts
ming /	3rd party business partners. DST Output, PFPC, Informa	Retirement &	(Retail & Institutional Only), unless expense is specific to
Develop-	programming falls into this category.	Institutional	fund.
ment
DST Output Invoice Only:
Effective 2005 – use DST open billable Matrix Level 0
(zero) and 4 report to allocate expense.

(Do not bill to Stable Value Trust Fund)

TA Agr – JH Funds 2007 (Final) – Exh C

DST	Represents charges associated with using PowerSelect	Retail,	Allocated by fund by number of open billable accounts.
PowerSelect	which is a PC-based ad hoc reporting tool that provides the	Retirement &
	ability to run queries on shareholder account and	Institutional	Fund 301(CIT) – DST Powerselect fee ($180) is
	transaction data to generate reports, labels, and other		allocated to 5327-4805000. Glemis entry: Debit 5327-
	output, including magnetic media.		4805, Credit 0990-4702.

Effective 7/31/06 – Cost center 5327 is no longer
charged a Powerselect fee for Fund 301 (CIT).

(Do not bill to Stable Value Trust Fund)

TRAC	Represents charges for funded and non-funded participant	Retail &	Participant Fees and Outside Investment Vehicle Fees
Participant	positions maintained on DST TRAC2000.	Institutional	should be allocated by number of open billable PPA
Fees			accounts.
· Participant Fees
	· Outside Investment Vehicles		Non-Funded Participant Fees should be allocated by fund
	· Participant without Money Fees for SIMPLE,		by number of closed PPA (participant) accounts.
403b and 401k
Effective 1/1/06:
Participant Fees: Delta Western Participant Fees need to
be separated out and allocated to 5299-598773. The
remainder is to be allocated to 598240 by number of
open PPA accounts.

Non-Funded Participant Fees should be allocated by fund
by number of closed PPA accounts. If the closed PPA
accounts are unavailable, allocate by number of open
PPA accounts.

(Do not bill to Stable Value Trust Fund)

DST	Represents programming expenses associated with DST	Retail,	Allocated by fund by number of open billable accounts.
Program-	development initiatives.	Retirement &
ming		Institutional	(Do not bill to Stable Value Trust Fund)

DST Data	Technology costs associated with maintaining remote	Retail,	Allocated by fund by number of open billable accounts.
Communica-	access to DST	Retirement &
tion		Institutional	82.01% is Fund Billable, 17.99% gets booked to JHA.

Effective 1/1/2005: Monthly NQR connection fee will be
billed to JHSS (5299-4758)

Effective 12/15/2006: No longer charged 17.99% of the
total Data Communication fee to JHA.

(Do not bill to Stable Value Trust Fund)

DST	Additional cost assessed by DST for the use of the	Retail,	Allocated by fund by number of open billable accounts.
Comp/Recon	Comp/Recon subsystem. JHSS Control Department uses	Retirement &
	this system for automated reconciliation.	Institutional	Cost $6,300 per month (flat fee)

(Do not bill to Stable Value Trust Fund)

DST National	Per fund fee assessed by DST for processing through the	Retail,	Allocated by fund by number of open billable accounts
Securities	NSCC ($131 per cusip per month)	Retirement &	that are NSCC eligible.
Clearing		Institutional
Corporation			As of 1/1/2003 all Class I fees will be picked up by JHSS.
(NSCC)			As of 10/24/03 per M. Heffernan and Dick Moloy: Allocate
ALL Class R to cost center 5306-4403000.
As of 7/25/05 per M. Heffernan and Dick Moloy:
All Class R costs are being allocated through OOP.

Effective 11/1/06: All Lifecycle Class R – R5 networking
fees are allocated to 2294-581100

(Bill to Stable Value Trust Fund)

DST Audio	Expenses associated with utilizing DST’s automated voice	Retail &	Allocated by fund by number of open billable accounts
Response	response products (DST OOP- Advanced, Transfer	Institutional	(Retail & Institutional Only).
Connect, Inbound Long Distance).
Retail:
	Charge is assessed at $.048 annually for each account		1-800-338-8080
	with an Audio Response flag and $105 per month per fund		1-888-450-4062
	family.		1-888-450-4064

TA Agr – JH Funds 2007 (Final) – Exh C 4

1-888-450-4065
1-888-450-4066
1-800-540-2788

Institutional:
1-800-597-1897

(Do not bill to Stable Value Trust Fund)

DST	Production and mailing of tapes (i.e. dealer	Retail,	Allocated by fund by number of open billable accounts.
Computer	tapes/cartridges, tax reporting/forms, proxies, etc.)	Retirement &
Tapes		Institutional	(Do not bill to Stable Value Trust Fund)

DST Express	Charges associated with air delivery of tapes, cartridges,	Retail,	Allocated by fund by number of open billable accounts.
Mail	etc.	Retirement &
		Institutional	(Do not bill to Stable Value Trust Fund)

DST	Represents the production and delivery, including base	Retail,	Allocated by fund by number of open billable accounts.
Microfiche	stock of microfilm/fiche reports and statements by non-	Retirement &
	DST 3rd parties.	Institutional	(Do not bill to Stable Value Trust Fund)

DST Disaster	Represents fee associated with subscribing to DST	Retail,	Allocated by fund by number of open billable accounts.
Recovery	disaster recovery program.	Retirement &
		Institutional	(Do not bill to Stable Value Trust Fund)
Annual Charge of $0.20 per account

Other	Monthly credit representing interest earned in DDA’s for	Retail,	Allocated by fund by number of open billable accounts.
Reimburse-	JHF	Retirement &
ments		Institutional	(Do not bill to Stable Value Trust Fund)

* * The Institutional Portion of the TA Base and OOP Fees are waived and allocated to JHSS

C. Non-JHSS Transfer Agent OOP Fees

Acct. Title	General Description	Funds	Allocation Methodology

Omnibus	Represents sub-transfer agent sub accounting fees	Retail	Allocated to specific funds by number of participants
Fees	assessed by various Dealers for participant servicing fees		participating in omnibus positions.
within the omnibus positions.
Specific allocation provided monthly by Dealer Support.

Citigroup Smith Barney – Lawson code E0 (E- zero)
Prudential Array – Lawson code D9

(Do not bill to Stable Value Trust Fund)

National	Represents Charles Schwab mutual fund service fees	Retail &	Allocated to specific funds participating in Charles
Accounts		Institutional	Schwab platform.

Specific allocation provided monthly by Bradley
Greene.

(Do not bill to Stable Value Trust Fund)

Merrill Lynch	Represents sub-accounting fees assessed by Merrill Lynch	Retail	Allocated by fund and by number of Merrill Lynch
Networked			Sub accounts.
Accounts
(Do not bill to Stable Value Trust Fund)

Effective 1/1/2004 Corporate has decided going
forward that it will pick part of the Merrill Lynch
servicing fees. Corporate will pick up the 20 bps
that Merrill Lynch charges on its Institutional
retirement platform for servicing fees.
Corporate has also decided to make this retro
active to Jan 1, 2004.
Effective date 9/2004, the 20 bps asset payment to
ML is billed directly to the account:
Cc 5316, G/L 4426000, by element number

Effective 3/2005, sub accounting fees for all class I
funds from Merrill Lynch’s retail business is
manually allocated to the account:
CC 5316, G/L 4411000

TA Agr – JH Funds 2007 (Final) – Exh C

Participant	Represents Institutional Investment Only (IIO) participant	Retail	Allocated to specific funds participating in IIO
Servicing	servicing fees assessed for participation in various		arrangements.
Fees	platforms. The relationships are maintained by: Jack
	Foley, Dick Moloy, Andy Arnott, Brad Greene and Chris		(Do not bill to Stable Value Trust Fund)

Goff.

* * The Institutional Portion of the Non-JHSS Transfer Agent OOP Fees are waived and allocated to JHF

TA Agr – JH Funds 2007 (Final) – Exh C